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                                               CONFIDENTIAL TREATMENT REQUESTED
                                                                  EXHIBIT 10.89

                            PARTICIPATION AGREEMENT

                  This Agreement ("Agreement"), dated as of June 29, 1998, is made by and between MEGO MORTGAGE CORPORATION, a Delaware corporation, ("Mego") with offices at 1000 Parkwood Circle, Fifth Floor, Atlanta, Georgia 30339 (the "Seller") and SOVEREIGN BANK, a federally chartered savings bank with offices at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 ("Participant").

                                    RECITALS:

                  A. Seller is an originator of residential mortgage loans and may from time to time desire to offer to sell 100% participation interests to Participant in such loans pursuant to this Agreement.

                  B. Participant may from time to time purchase some or all of such participation interests offered by Seller.

                  C. Seller and Participant wish to set forth the terms and conditions of Participant's commitment to purchase such participation interests from Seller.

                  NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.

                            DEFINITIONS; CONSTRUCTION

                  1.1 Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

                           "125 Mortgage Loan" shall mean any Mortgage Loan as to which the original principal amount plus the amount of any Liens senior in priority to the Mortgage Loan exceeds the appraised value of the Mortgaged Property.

                           "Acceptance Sheet" shall have the meaning given that term in the Flow Agreement.



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                           "Acceptance Sheet Mortgage Loan" shall mean any
         Mortgage Loan as to which an Acceptance Sheet has been issued.

                           "Affiliate" shall mean, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person in question.

                           "Approved Private Investor" shall have the meaning given that term in the Custodian Agreement.

                           "Average Participation Portfolio Balance" means the average daily Participation Portfolio Balance during the calendar month immediately preceding the month in which the calculation is made.

                           "Bailment Agreement" shall have the meaning given that term in the Custodian Agreement.

                           "Basic Agreements" means this Agreement, the Custodian Agreement and the Bailment Agreement and all instruments, agreements and documents executed in connection with any of the foregoing.

                           "Business Day" shall have the meaning given that term in the Custodian Agreement.

                           "Change of Control" shall mean the first to occur of:

                                    (a)     any "Person" becoming or obtaining
         the contractual right to become the beneficial owner, directly or indirectly, of 10% or more of the combined voting power of the Seller's then outstanding securities other than a Person who, as of the date hereof, is or has the right to become the beneficial owner, directly or indirectly, of 10% or more the combined voting power of the Seller's outstanding securities;

                                    (b)     a contested proxy solicitation of
         the Seller's shareholders that results in the contesting party obtaining the ability to vote securities representing 10% or more of the combined voting power of the Seller's then outstanding securities unless the contesting party is a Person who, as of the date hereof, is or has the right to become the beneficial owner, directly or indirectly, of 10% or more of the combined voting power of the Seller's outstanding securities;

                                    (c)     a binding written agreement is
         executed (and, if legally required, approved by the Seller's shareholders) providing for a sale, exchange, transfer or other disposition of substantially all of the assets of the Seller to another entity;


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                                    (d)     the shareholders of the Seller
         approve a merger, consolidation, or other reorganization of the Seller;

                                    (e)     a plan of liquidation or dissolution
         of the Seller, other than pursuant to bankruptcy or insolvency laws, is adopted; or

                                    (f)     during any period of two consecutive
         years, individuals who, at the beginning of such period, constituted the board of directors cease for any reason to constitute at least a majority of the board unless the election or nomination for election by the Seller's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                           Notwithstanding clause (a) of the preceding paragraph, a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of 10% or more of the combined voting power of the Seller's then outstanding securities solely as a result of an acquisition by the Seller of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 10% or more of the combined voting power of the Seller's then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 10% or more of the combined voting power of the Seller's then outstanding securities by reason of share purchases by the Seller and shall, after such share purchases by the Seller, become the beneficial owner, directly or indirectly, of any additional voting securities of the Seller (other than as a result of a stock split, stock dividend or similar transaction), the a Change in Control of the Seller shall be deemed to have occurred with respect to such Person under clause (a) of the preceding paragraph.

                           "City National" shall mean City National Bank of West Virginia.

                           "City National Stock Purchase Agreement" shall mean that certain agreement dated as of June 9, 1998 pursuant to which City National will purchase convertible preferred stock of the Seller.

                           "Commitment" shall have the meaning given that term in the Custodian Agreement.

                           "Custodian" shall mean State Street Bank and Trust Company or its successors from time to time as Custodian under the Custodian Agreement

                           "Custodian Agreement" shall mean that certain Custodian Agreement dated as of June 29, 1998, among Seller, Participant and Custodian.


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                           "Dry Loan" shall mean a Mortgage Loan as to which
         either the Custodian, the Participant or an Approved Private Investor has possession of the Mortgage Documents.

                           "Event of Purchase Termination" shall have the meaning given that term in Section 6.1 hereof.

                           "Event of Servicing Termination" shall have the meaning given that term in Section 6.3 hereof.

                           "FDIC" shall mean the Federal Deposit Insurance Corporation or its successors.

                           "FHA" shall mean the Federal Housing Administration or its successors.

                           "FHLMC" shall mean the Federal Home Loan Mortgage Corporation or its successors.

                           "Fico Score" shall mean the arithmetic score of an Obligor on the "delinquency predictor" model established by Fair Isaac Co. and shown on a credit report prepared by Equifax, Inc., TRW or Trans Union.

                           "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

                           "Flood Insurance Policy" shall have the meaning given that term in Section 4.1(f) hereof, and shall also mean any replacement policy obtained in accordance with Section 3.6(b) hereof.

                           "Flow Agreement" shall mean that certain Master Mortgage Loan Purchase Agreement dated as of June 29, 1998 by and between the Seller and the Participant.

                           "FNMA" shall mean the Federal National Mortgage Association or its successors.

                           "GAAP" shall mean generally accepted accounting principles, as in effect from time to time, consistently applied.

                           "GNMA" shall mean the Government National Mortgage Association or its successors.


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                           "Governmental Authority" shall mean any government or
         political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                           "Hazard Insurance Policy" shall have the meaning given that term in Section 4.1(f) hereof, and shall also mean any replacement policy obtained in accordance with Section 3.6(b) hereof.

                           "HUD" shall mean the United States Department of Housing and Urban Development or its successors.

                           "Indemnified Person" shall have the meaning given that term in Section 7.4 hereof.

                           "Indemnifying Person" shall have the meaning given that term in Section 7.4 hereof.

                           "Initial Credit File" with respect to a given Mortgage Loan shall mean a file comprised of a true and correct copy of each of the following documents relating to such Mortgage Loan (all of which shall be complete and executed by all parties except as set forth below, and all of which shall comply with applicable underwriting standards and applicable law):

                                    (a)  Form of Mortgage Note (not executed by
         the Obligor but otherwise complete);

                                    (b) Form of Mortgage (not executed by the
         Obligor but otherwise complete);

                                    (c) Form of Assignment (not executed by the
         Seller but otherwise complete);

                                    (d) Residential loan application, executed
         by the Obligor (which shall be in the form required by FNMA and otherwise reasonably acceptable to Participant and shall among other things, disclose the purpose for which the Mortgage Loan is sought and the identity of the Mortgaged Property, and which shall disclose the purchase price of the Mortgaged Property);

                                    (e) Obligor's financial statement, or
         written credit report;

                    (f) Verification of Obligor's employment;


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                                    (g) Verification of Obligor's down payment
         (if applicable);

                                    (h) Verification of Obligor's income;

                                    (i) Records verifying payment of applicable
         taxes, assessments and insurance premiums with respect to the Mortgaged Property;

                                    (j) Verification of Obligor's previous
         mortgage or rent payment record;

                                    (k) If applicable, agreement of sale with
         respect to the Mortgaged Property, executed by Obligor and the seller;

                                    (l)  Appraisal report (to the extent
         required by, and in compliance with, applicable underwriting standards or applicable law);

                                    (m)  Survey (to the extent required by, and
         in compliance with, applicable underwriting standards, FIRREA, and other applicable law);

                                    (n) Mortgage Insurance Policy certification
         (to the extent required by, and in compliance with, this Agreement, applicable underwriting standards or applicable law);

                                    (o) Hazard Insurance Policy certification
         and, to the extent required by applicable underwriting standards or applicable law, Flood Insurance Policy certificate; and

                                    (p) Title report and, to the extent required
         pursuant to the underwriting guidelines of the Participant or any applicable Approved Private Investor, title insurance commitment binder, with all endorsements.

                           "Investor Proceeds" shall have the meaning given that term in Section 2.1(i)(a) hereof.

                           "Law" shall mean any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

                           "Legal Documents" shall, as to a given Mortgage Loan, collectively refer to (a) the executed original Mortgage Note, duly endorsed in blank by Seller; (b) a copy of the executed original Mortgage; and (c) a fully executed original Assignment in blank.


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                           "Libor" shall mean the rate per annum for U.S. dollar
         deposits of one (1) month maturity as reported on Telerate page 3750
         (or any successor page) as of 11:00 a.m. London time, on the first London business day of the relevant interest period (or if not so reported, then as determined by the Participant by reference to another recognized source or interbank quotation).

                           "Lien" shall mean any security interest, pledge, lien, mortgage, assignment, charge, participation, ownership, interest, or other encumbrance, security arrangement or adverse claim of any nature whatsoever.

                           "Majority Owned Subsidiary" shall have the meaning given that term in Section 5.16 hereof.

                           "Mortgage" shall mean, as to a given Mortgage Loan, the fully executed, acknowledged and recorded mortgage, deed to secure debt, deed of trust or similar instrument customarily used in the jurisdiction in which the Mortgaged Property is situate securing such Mortgage Loan (including all riders, addenda or other supplements thereto).

                           "Mortgage Documents" shall have the meaning given that term in the Custodian Agreement.

                           "Mortgage Insurance Policy" shall have the meaning given that term in Section 4.1(g) hereof, and shall also mean any replacement policy obtained in accordance with Section 3.6(b) hereof.

                           "Mortgage Loan" shall mean a mortgage loan (either a Qualifying Mortgage Loan or a Non-Qualifying Mortgage Loan) in which Participant purchases a Participation pursuant to this Agreement.

                           "Mortgage Note" shall mean, with respect to a given Mortgage Loan, the fully executed promissory note evidencing the underlying obligor's indebtedness to Seller on the Mortgage Loan (including all riders, addenda or other supplements thereto).

                           "Mortgaged Property" shall mean, as to a given Mortgage Loan, all lands, tenements, hereditaments, appurtenances and real property encumbered by the Mortgage.

                           "Net Worth" shall mean net worth defined according to GAAP consistently applied from period to period.

                           "Non-Qualifying Mortgage Loan" shall mean a mortgage loan which is not a Qualifying Mortgage Loan.


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                           "Obligor" with respect to a given Mortgage Loan shall
         mean the maker or makers of the Mortgage Note evidencing such Mortgage Loan, their heirs, personal representatives and permitted assigns.

                           "OTS" shall mean the Office of Thrift Supervision.

                           "Outstanding Participation Purchase Price" shall mean the Participation Purchase Price minus all reductions to the Outstanding Participation Purchase Price pursuant to Section 3.3 hereof.

                           "Participation" shall have the meaning given that term in Section 2.1(c) hereof.

                           "Participation Amount" shall have the meaning given that term in Section 2.1(a)(i) hereof.

                           "Participation Certificate" shall mean each
         Participation Certificate in the form attached hereto as Exhibit "A" as may be delivered from time to time hereunder.

                           "Participation Portfolio Balance" means, as of any given time, the total Participation Purchase Price paid by the Participant for purchase of Mortgage Loans in which Participant then owns a Participation.

                           "Participation Purchase Price" shall have the meaning given that term in Section 2.1(c) hereof.

                           "Person" shall mean any individual, corporation, partnership, association, joint-stock company, limited liability company, Trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof.

                           "Permitted Debt" shall have the meaning given that term in Section 2.1(h)(iii) hereof.

                           "Pool Limit" shall initially mean $90,000,000.00 and shall thereafter mean such larger or smaller number as may be in effect from time to time pursuant to the terms hereof.

                           "Proceeding" shall have the meaning given that term in Section 7.4(b) hereof.

                           "Proceeds Deficiency" shall have the meaning given that term in Section 2.1(i)(a)(ii) hereof.


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                           "Proceeds Excess" shall have the meaning given that
         term in Section 2.1(i)(a)(ii) hereof.

                           "Purchase Termination Notice" shall have the meaning given that term in Section 6.2 hereof.

                           "Qualifying Mortgage Loan" shall mean a mortgage loan which (i) meets all of the criteria set forth in Section 4.1(b)-(1) hereof, or (ii) is subject to an Acceptance Sheet issued by the Participant.

                           "Qualifying Offer" shall have the meaning given that term in Section 2.1(b) hereof.

                           "Regular Repurchase Price" with respect to a Participation or a related Mortgage Loan as of any date shall mean an amount equal to the sum of (a) the Outstanding Participation Purchase Price with respect to such Participation, plus (b) accrued interest on such Outstanding Participation Purchase Price at the rate set forth in
         Section 2.1(i) as of such date (to the extent not otherwise received by Participant to such date), plus (c) any unreimbursed advances made by Participant with respect to such Mortgage Loan or Participation.

                           "Servicing Fee" shall have the meaning given that term in Section 2.1(a)(i) hereof.

                           "Settlement Date" shall mean the date that the Participant tenders to the Seller the Participation Purchase Price of any Dry Loan or Acceptance Sheet Loan or, as to any Mortgage Loan which is not a Dry Loan or Acceptance Sheet Loan, the date the Participant tenders to the Seller the first installment of the Participation Purchase Price pursuant to Section 2.1(c) hereof.

                           "Shipment Order" shall have the meaning given that term in the Custodian Agreement.

                           "Sovereign Stock Purchase Agreement" shall mean that certain agreement dated as of June 9, 1998 pursuant to which Sovereign Bancorp, Inc. will purchase convertible preferred stock of the Seller.

                           "Subordinated Debt Indenture" shall mean that certain Indenture for 12.5% Subordinated Notes due 2001 dated as of June 29, 1998, as amended, by and between the Seller and American Stock Transfer & Trust Company, as indenture trustee.

                           "Subservicing Agreement" shall mean that certain servicing agreement by and between the Seller and City National dated as of June 29, 1998.

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                           "Transmittal Schedule" shall have the meaning given
         that term in Section 2.1(a)(i) hereof.

                           "Underwriting Standards" shall have the meaning given that term in Section 2.1(h)(i) hereof.

                           "VA" shall mean the Veteran's Administration or its successor.

                           "Wet Loan" shall mean a Mortgage Loan as to which neither the Custodian, the Participant nor the Approved Private Investor has possession of the Mortgage Documents.

                  1.2 General Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular and the part of the whole; and "or" has the inclusive meaning represented by the phrase "and/or". The words "hereof", "herein", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement are for references purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified. References in this Agreement to "applicable law", "compliance with law", and all other phrases pertaining to legal compliance, shall include but not be limited to laws applicable to Participant as acquirer or holder of the Participation (which shall include but not be limited to applicable OTS regulations regarding mortgage loans and mortgage loan participations found at 12 C.F.R. ss.563.170(c)(1) and 12 C.F.R. ss.563.170(c)(3), and any similar or successor regulations from time to time).

                                   ARTICLE II.

                       SALE AND PURCHASE OF PARTICIPATIONS

                  2.1      Sale and Purchase of Participations.

                           (a)  Term of Agreement and Offer to Sell
Participation. Subject to the terms and conditions of this Agreement, Participant agrees to purchase from Seller, during the term of this Agreement, Seller's requirements of 100% participations in Qualifying Mortgage Loans up to the Pool Limit in effect at any time. The Participant may also, in its sole discretion, purchase Non-Qualifying Mortgage Loans. The term of this Agreement and Participant's commitment to purchase Participations shall terminate on December 26, 1998, unless extended in a writing signed by Participant. Participant shall have the option to extend the term of this Agreement for nine additional terms of six months each upon written notice to the Seller given at least thirty (30) days before each six month anniversary of the date of this Agreement. Such option may be exercised for any such six month period notwithstanding that such option may not have been exercised for any or all prior six month periods. If the term hereof is extended,

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Participant's commitment to purchase Participations shall thereafter extend to the date provided in the notice of exercise of option sent by Participant or in any extension agreement. In any such extension, the terms and conditions of this Agreement, the Custodian Agreement and the Bailment Agreement shall remain in full force and effect. Seller acknowledges that Participant has made no commitment and has no obligation to extend the term of this Agreement.

                           Subject to the terms and conditions hereof and the
Custodian Agreement, Seller may from time to time elect to offer to sell a Participation in a mortgage loan to Participant up to the Pool Limit in effect from time to time. If Seller desires to make such an offer, it shall do so by delivering to Participant, for each such mortgage loan, at least one Business Day in advance of the proposed date of sale, the following items:

                                    (i)  A Transmittal Schedule, substantially
         in the form attached hereto as Exhibit "B" ("Transmittal Schedule"), duly completed (except for the "Date Received" line at the top and any signature on behalf of Participant) and executed on behalf of Seller. On such Transmittal Schedule: (a) the line captioned "Date Transmitted" shall set forth the date on which Seller transmitted such Transmittal Schedule to Participant; (b) the line captioned "Mortgage Banker" shall set forth the name of Seller; (c) the line captioned "Institution Name" shall set forth the name of Participant; (d) the lines from and including the line captioned "Loan Number" through and including the line captioned "Interest Rate" shall set forth the indicated information about the mortgage loan; (e) the line captioned "Settlement Date" shall set forth the date on which Seller desires to sell the Participation to Participant, which shall be a Business Day not less than one (1) Business Day after, and not later than five (5) Business Days after the date Seller delivers such Transmittal Schedule to Participant; (f) the line captioned "Servicing Fee" shall not apply for mortgage loans hereunder ("Servicing Fee" shall be deemed zero in consideration of other agreements between Seller and Participant herein); (g) the line captioned "Committed Investor" shall set forth the name of the Approved Private Investor with respect to such Mortgage Loan, and the line captioned "Commitment Expiration Date" shall set forth the date on which the Approved Private Investor's Commitment to purchase such Mortgage Loan expires if such information is known or, if such information is not known, such lines shall be left blank; (h) the line captioned "Commitment Price" shall set forth the price (expressed as a percentage of the unpaid principal amount of the mortgage loan, exclusive of the portion of the price representing settlement for unpaid interest) at which the Approved Private Investor is committed to purchase such mortgage loan pursuant to the related Commitment if such information is known or, if such information is not known, such lines shall be left blank; (i) the line captioned "Participation Amount" shall set forth the dollar amount (the "Participation Amount") for such mortgage loan (or related Participation) equal to the unpaid principal amount of the mortgage loan as of the Settlement Date; and (j) the line captioned "Participation Purchase Price" shall set forth the amount of the Participation Purchase Price for the Participation in such mortgage loan for such Participation.


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         Nothing in the Transmittal Schedule or any other information sent by
         Seller to Participant shall limit or derogate from Seller's representations and warranties set forth herein.

                                    (ii) Upon request by the Participant, the
         Initial Credit File.

                           (b)  Acceptance of the Offer.  Seller shall be deemed
to have made an offer to Participant to sell a Participation on the first Business Day on which Participant has received the related Transmittal Schedule and, if requested, Initial Credit File. Subject to the terms of this Agreement, Participant shall be obligated to accept any offer (a "Qualifying Offer"), to purchase a Qualifying Mortgage Loan if the offer and the materials submitted to Participant by Seller comply with the requirements of the Basic Agreements; but otherwise Participant shall have no obligation to accept any such offer. If Participant accepts an offer, it shall do so by executing the Transmittal Schedule, filling in the "Date Received" line, and transmitting a copy of such executed Transmittal Schedule to Seller by facsimile or similar means not later than 3:00 p.m., Philadelphia time, on such Business Day (or, if any such item was received by Participant later than 12:00 Noon, Philadelphia time, on such Business Day, not later than 3:00 p.m., Philadelphia time, on the next Business
Day). If Participant does not accept such offer by such time, such offer may be terminated by the Seller upon written notice to the Participant. If Participant accepts such offer, Seller shall be obligated to sell and Participant shall be obligated to purchase such Participation, subject to the provisions of this Agreement. Participant's obligation to purchase any such Participation as to which it has accepted such offer is subject to the satisfaction of the following conditions precedent as of the date of such purchase: (i) Seller shall have performed its obligations to be performed hereunder and under the Custodian Agreement as of the date of such purchase; (ii) no "Event of Purchase Termination" or "Event of Servicing Termination" shall have occurred and be existing, or shall exist after giving effect to such purchase; (iii) the representations and warranties of Seller contained in each of the Basic Agreements are true and correct in all material respects as of the date of such purchase and after giving effect to such purchase; and (iv) such purchase shall not cause the aggregate unpaid principal amount of Mortgage Loans outstanding on the date of such purchase, together with the aggregate unpaid principal amount of all Mortgage Loans in which Participations are to be purchased on the date of such purchase, to exceed the Pool Limit then in effect. Participant shall not be obligated to purchase such Participation if any condition to its purchase obligation is not satisfied.

                           (c)  Purchase; Funding.  Notwithstanding any
provision of this Agreement or the Custodian Agreement, the purchase price to be paid by Participant to Seller for each 100% Participation (the "Participation Purchase Price") shall be a sum equal to (i) *** of the principal amount of any Acceptance Sheet Mortgage Loan or, (ii) as to any other Mortgage Loan, the lesser of: (A) *** of the principal amount of the Mortgage Loan; or (B) the amount of the Commitment. Seller shall provide Participant, prior to Participant's purchase of a Participation, with such information as Participant may reasonably request to establish the information supporting the calculation of items (A) and (B) above. If Participant has agreed to purchase a Participation, then, subject to satisfaction of the conditions set forth herein, Participant shall

*** OMITTED PURSUANT TO A CONFIDENTIAL
    TREATMENT REQUEST AND FILED SEPARATELY
    WITH THE COMMISSION.
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purchase such Participation by paying to Seller on the Settlement Date an amount equal to the Participation Purchase Price for any Mortgage Loan which is a Dry Loan or an Acceptance Sheet Mortgage Loan. As to any Mortgage Loan which is not a Dry Loan or Acceptance Sheet Loan, the Participation Purchase Price shall be paid as follows (i) 125 Loans - *** of the Participation Purchase Price on the Settlement Date and the balance on the date the Mortgage Loan becomes a Dry Loan, and (ii) all other Mortgage Loans, *** of the Participation Purchase
Price on the Settlement Date and the balance on the date the Mortgage Loan becomes a Dry Loan. All payments shall be paid to Seller by wire transfer, or by delivery of a certified or cashier's check to Seller or a closing agent designated by Seller, as Participant shall elect. Upon Participant's payment of the portion of the Participation Purchase Price with respect to such Participation due on the Settlement Date, Participant shall immediately become vested with a 100% beneficial ownership interest in the related Mortgage Loan, collections thereon, any related Hazard Insurance Policy, Flood Insurance Policy and Mortgage Insurance Policy, all other Mortgage Documents (including but not limited to all books, records and documents of every nature of Seller relating to such Mortgage Loan), and all other proceeds of and rights related to any of the foregoing (the foregoing rights being referred to as the "Participation" with respect to such Mortgage Loan).

                           (d)  Participation Certificate.  Each Participation
shall be evidenced in part by a Participation Certificate in substantially the form attached hereto as Exhibit "A," with the blanks appropriately filled, duly executed by Seller. A Participation Certificate may evidence Participations in more than one Mortgage Loan purchased on the same date. Seller shall deliver a Participation Certificate to Participant in accordance with Section 2.1(f) hereof, with a copy to Custodian as provided in Section 2.1(e) hereof. Failure to deliver such a Participation Certificate, or any error therein, shall not limit or affect the rights of Participant or the obligations of Seller with respect to such Participation.

                           (e)  Delivery of Documents to Custodian.  After the
purchase of any Participation, Seller shall in accordance with the terms of the Custodian Agreement, deliver the Mortgage Documents to Custodian, so that Custodian receives the same not later than seven (7) Business Days after the Settlement Date, together with a completed Shipment Order. The foregoing notwithstanding, upon written notice by Participant to Seller, the Mortgage Documents shall be delivered to the Participant rather than the Custodian within seven (7) Business Days after the Settlement Date in which case Participant shall act as its own custodian until the Mortgage Loan is purchased or the Mortgage Documents are delivered to the Custodian, provided the cost to Seller of Participant acting as its own custodian shall not be any greater than the cost to Seller of the Custodian's services.

 *** OMITTED PURSUANT TO A CONFIDENTIAL
     TREATMENT REQUEST AND FILED SEPARATELY
     WITH THE COMMISSION

                           In the event that no Approved Private Investor has
been identified at the time of the purchase, Seller shall deliver the Mortgage Documents as provided above but Seller will not identify an Approved Private Investor in the Shipment Order. Seller will send notice of the Approved Private Investor to the Custodian and the Participant within three days of the Approved Private Investor being identified.

                           (f)  Delivery of Documents to Participant.  As
promptly as practicable after the purchase of any Participation, Seller shall deliver the following documents to Participant, so that Participant receives the same not later than seven (7) Business Days after the Settlement Date:

                                    (i)  The original Participation Certificate
         relating to such Participation; and

                                    (ii)  If so required pursuant to Section
         2.1(e) above, Mortgage Documents or, otherwise, a copy of the executed Shipment Order relating to such Participation and if an Approved Private Investor has not been identified such information shall be left blank on the Shipment Order and such information shall be provided within three (3) days of identifying such Approved Private Investor.

                           (g) OTS Certification. Without limitation of any other provision hereof, Seller hereby certifies that copies of any documents concerning the Mortgage Loan provided to Participant or Custodian from time to time are and will be accurate and complete to the best knowledge of the Seller. Seller agrees to take such further actions and obtain and/or execute, acknowledge, deliver and/or record such further documents and instruments, as Participant may reasonably request to fulfill any obligations Participant may have under applicable banking regulations or as requested by Participant's regulatory examiners.

                           (h) Additional Conditions to Purchase. In addition to any other conditions set forth herein to Participant's commitment to purchase Participations, Participant shall have no obligation to purchase any Participations hereunder unless and until, and only to the extent that, the following shall have occurred:

                                    (i)   Seller shall have made available to
                   Participant for Participant's review on request, from time to time, and Participant shall not, in the exercise of its reasonable discretion, have disapproved in writing all or any portion of Seller's Mortgage Loan underwriting standards and guidelines applicable to the Mortgage Loans in which Participant is to purchase Participations (the "Underwriting Standards"); and

                                    (ii)  Seller shall have delivered to
                   Participant for Participant's review the financial statements of Seller required by this Agreement, in form and substance satisfactory to Seller; and

                                    (iii) Seller shall not have outstanding any
         debt obligations which are not subordinated in payment to Seller's obligations to Participant under this Agreement, except the following (herein, "Permitted Debt"): (i) obligations for the purchase or lease of equipment, supplies and services in the ordinary course of business;
         (ii) debt obligations identified on Seller's financial statements delivered to Participant prior to the date hereof; (iii) debt obligations secured by liens on the contractual or certificated right to Excess Spread, as defined in the Subordinated Debt Indenture, capitalized on the Seller's balance sheet; (iv) debt permitted pursuant to Section 5.18 hereof; and (v) obligations owed to the Participant. Seller shall have provided evidence satisfactory to Participant that it shall have obtained such regulatory approvals or consents, and such favorable legal opinions, and such other documentation and evidence, as Participant may deem advisable in connection with Participant's and Seller's entering into and performing their respective obligations under this Agreement and their respective authority to do so, including without limitation a favorable legal opinion from Seller's legal counsel, in form satisfactory to Participant and its legal counsel, regarding such matters as Participant may deem appropriate;

                                    (iv)  Seller shall have paid the actual,
         reasonable expenses of Participant in connection with the negotiation, execution and closing upon this Agreement, including without limitation the fees and disbursements of Participant's legal counsel; and

                                    (v)  Closing shall have occurred under the
         Flow Agreement, the Subordinated Debt Indenture, the Subservicing Agreement, the Sovereign Stock Purchase Agreement and the City National Stock Purchase Agreement.

                           (i)  Investor Proceeds; Reconciliation; Interest.

                                    (i)  Within five (5) Business Days of
         receipt by Participant of the proceeds from the sale of a Mortgage Loan from the Custodian or upon purchase by the Participant, in its capacity as an Approved Private Investor, of any Mortgage Loan as to which Participant is acting as custodian, the proceeds of such sale (the "Investor Proceeds") shall be applied as follows:

                                            (A)  Participant shall first be
                  reimbursed 100% of the Regular Repurchase Price for the Mortgage Loan.

                                            (B) If any balance of Investor
                  Proceeds remain after paying item (i) above (a "Proceeds Excess"), Participant shall credit the Proceeds Excess to any demand deposit account of Seller maintained at Participant and, in the absence of Participant's credit of such amount to Seller's account, Participant shall pay Seller the balance thereof, on demand. If the Investor Proceeds are not sufficient to pay item (i) above (a "Proceeds Deficiency"), Participant shall be entitled to charge any demand deposit account of Seller therefor, and/or Seller shall pay Participant on demand, the amount of the Proceeds Deficiency. Any amounts not paid when properly demanded under this Paragraph shall bear interest from the date of demand until the date of payment at a per annum rate equal to ten (10%) percent for any period in question calculated on the basis of a year consisting of 360 days.

                                    (ii)  Participant shall be accountable to
                  Seller for any Investor Proceeds only to the extent that it actually receives them in collected funds. Participant shall have no obligation to enforce any claims on behalf of or for the benefit of Seller.

                                    (iii) Monthly, on or before the 15th day of
                  each calendar month, Participant shall provide Seller with an accounting for each Mortgage Loan for which Participant shall have received Investor Proceeds during the prior calendar month, setting forth: (w) the Participation Purchase Price;
                  (x) the Investor Proceeds received by Participant; (y) the Regular Repurchase Price; and (z) the net amount, if any, credited or charged to Seller's deposit account pursuant to paragraph (i)(B) of this Section.

                                    (iv)  From the date of the funding by
                  Participant of each Mortgage Loan through the date the legal and beneficial interests in the Mortgage Loan are sold and the Regular Repurchase Price is received by the Participant, Seller shall pay to Participant interest on the applicable Outstanding Participation Purchase Price at a per annum rate equal to:

                                            125 Loans: the sum of

                                            (a) Libor plus *** multiplied by
                           the dividend of (i) the lesser of (A) the Average Participation Portfolio Balance, and (B) $40.0 million, divided by (ii) the Average Participation Portfolio Balance; plus

                                            (b) Libor plus *** multiplied by
                           the dividend of (i) the greater of (A) the Average Participation Portfolio Balance minus $40.0 million, and (B) $0, divided by (ii) the Average Participation Portfolio Balance; plus



***OMITTED PURSUANT TO A CONFIDENTIAL
   TREATMENT REQUEST AND FILED SEPARATELY
   WITH THE COMMISSION

                                            (c) Libor plus *** multiplied by
                           the dividend of (i) the greater of (A) the Average Participation Portfolio Balance minus $60.0 million, and (B) $0, divided by (ii) the Average Participation Portfolio Balance.

                                            (d) Libor plus *** multiplied by
                           the dividend of (i) the greater of (A) the Average Participation Portfolio Balance minus $80.0 million, and (B) $0, divided by (ii) the Average Participation Portfolio Balance.

                                        All other Mortgage Loans: the sum of

                                            (a) Libor plus *** multiplied by
                           the dividend of (i) the lesser of (A) the Average Participation Portfolio Balance, and (B) $40.0 million, divided by (ii) the Average Participation Portfolio Balance; plus

                                            (b) Libor plus *** multiplied by
                           the dividend of (i) the greater of (A) the Average Participation Portfolio Balance minus $40.0 million, and (B) $0, divided by (ii) the Average Participation Portfolio Balance; plus

                                            (c) Libor plus *** multiplied by
                           the dividend of (i) the greater of (A) the Average Participation Portfolio Balance minus $60.0 million, and (B) $0, divided by (ii) the Average Participation Portfolio Balance; plus

                                            (d) Libor plus *** multiplied by
                           the dividend of (i) the greater of (A) the Average Participation Portfolio Balance minus $80.0 million, and (B) $0, divided by (ii) the Average Participation Portfolio Balance.

                           Interest shall be calculated on the basis of a year containing 365 days for the actual number of days elapsed. Interest shall be payable monthly, in arrears, on the 15th day of each month. Participant is hereby authorized to debit from any account of Seller maintained at the Participant all payments due under this Paragraph 2.1(i).

***OMITTED PURSUANT TO A CONFIDENTIAL
   TREATMENT REQUEST AND FILED SEPARATELY
   WITH THE COMMISSION

                           (j) Overpurchase. Participant shall not be obligated to purchase any Participation the purchase of which would cause the aggregate unpaid principal amount of Mortgage Loans outstanding on the date of such purchase, together with the aggregate unpaid principal amount of all mortgage loans in which Participations are to be purchased on the date of such purchase, to exceed the Pool Limit. If Participant purchases a Participation or Participations which cause the aggregate unpaid principal amount of all Mortgage Loans in which Participations have been purchased by Participant to exceed the Pool Limit at any time (herein, an "Overpurchase"), such Overpurchase shall not bind Participant to continue to make an Overpurchase available thereafter, and neither any Overpurchase nor any course of Overpurchases shall be deemed a waiver of or increase of the Pool Limit. Seller agrees that it will, immediately upon Participant's demand, repurchase, at the Regular Purchase Price, any Participation which causes an Overpurchase.

                           (k)      Intentionally Deleted.

                           (l) Fees. In addition to any interest payable hereunder to the Participant, the Seller shall pay fees to the Participant on the Average Participation Portfolio Balance at a per annum rate equal to the sum of:

                                    (i)     *** of the Average Participation
                                            Portfolio Balance

                                    (ii)    *** of the Pool Limit minus the
                                            Average Participation Portfolio
                                            Balance.

                           Fees shall be calculated on the basis of a 365 day year for the actual number of days elapsed. Fees shall be payable monthly, in arrears, on the 15th day of each month. Participant is hereby authorized to debit from the accounts of the Seller maintained at the Participant all payments due hereunder.

                           2.2      Relationship Between Seller and Participant.

                           (a)      Seller as Trustee.  With respect to the
Mortgage Loans, the servicing thereof, collections thereon, and related Hazard Insurance Policy, Flood Insurance Policy and Mortgage Insurance Policy, all other Mortgage Documents, all other proceeds of and rights related to any of the foregoing, and the Participation, Seller shall be, and shall hold bare legal title to the Mortgage Documents solely as trustee for Participant and shall have fiduciary

***OMITTED PURSUANT TO A CONFIDENTIAL
   TREATMENT REQUEST AND FILED SEPARATELY
   WITH THE COMMISSION
duties to Participant. Seller, as trustee, shall not transfer legal title to any Mortgage Loan except to Participant or an Approved Private Investor pursuant to the terms hereof, or permit any Lien to arise on any Mortgage Loan or any Mortgage Documents except in favor of the Participant. In performing its trustee function, Seller shall exercise that degree of care which is legally required of a trustee. Subsequent to sale of any Participation hereunder and prior to delivery by the Seller to the Custodian or Participant of the applicable Mortgage Documents, the Seller shall hold such Mortgage Documents in file cabinets segregated from all other documents held by the Seller and containing only Mortgage Documents relating to the Mortgage Loans in which the Participant has purchased a Participation hereunder. Such file cabinets and Mortgage Documents shall be conspicuously marked as being held by the Seller as trustee and custodian for the Participant.

                           (b)      Nature of Participation, etc.  Seller shall
cause all loan files relating to Mortgage Loans maintained by it or Servicer to be marked to indicate Participant's Participation in such Mortgage Loan. Neither Seller nor Servicer shall represent to anyone that Seller or Servicer owns any Mortgage Loan except (in the case of Seller) as trustee for Participant. Seller and Participant agree that the purchase of Participation hereunder does not represent a loan or extension of credit by Participant to Seller, but rather the true sale of a Participation, and that the Participation Purchase Price represents fair consideration and reasonably equivalent value for such Participation. Seller will reflect the transaction hereunder on its balance sheets and other financial statements and records as a purchase of an asset by Participant and the sale of an asset by Seller.

                           (c)      Resale Pursuant to the Commitment.  Subject
to the terms and conditions of this Agreement, Seller, as trustee, is hereby authorized and directed to sell each Mortgage Loan to an Approved Private Investor pursuant to the related Commitment. Each such sale of a Mortgage Loan must be for cash in an amount resulting in net cash proceeds not less than the Regular Repurchase Price of the Participation as of the date of sale. Participant shall be entitled to receive, on account of its Participation, such Regular Repurchase Price from the proceeds of sale. Any excess shall be for the account of Seller. The Approved Private Investor shall be directed to pay the entire purchase price for the Mortgage Loan to the Custodian for the account of Participant, in accordance with the terms of the Bailment Agreement and following such payment Participant shall, within five (5) days, pay to Seller an amount equal to any portion of such payment to which Seller is entitled pursuant to this Section 2.2. The foregoing notwithstanding, if the Participant is acting as custodian and is the Approved Private Investor, the Participant shall reconcile the Investor Proceeds as required herein without paying the purchase price to the Custodian. Seller shall use its best efforts to cause all conditions precedent to the sale of each Mortgage Loan, pursuant to a Commitment that are within its control to be satisfied in a timely and complete manner, shall use its best efforts to sell such Mortgage Loan pursuant to such Commitment and in accordance with the terms of this Agreement, and shall not terminate or amend any Commitment without the prior written consent of Participant. Seller agrees that any and all sales of the Mortgage Loans pursuant to this Section 2.2 shall be made by Seller without recourse to, or representation or warranty (express or implied) by Participant.

                                  ARTICLE III.

                                    SERVICING

                  3.1      Servicing Responsibilities.

                           (a)      Seller's Responsibility for Servicing.
Subject to the terms of this Agreement, Seller hereby assumes the responsibility for administering and servicing each Mortgage Loan, as specified in this Agreement. Subject to Participant's right to terminate Seller as Servicer pursuant to the terms of this Agreement, Seller shall retain such responsibility so long as this Agreement remains in effect. The term "Servicer" as used herein, shall refer to the Person actually performing the servicing function. No servicing functions shall be assigned, transferred, sub-serviced or otherwise performed by any Person other than Seller, Participant or Participant's designee without the prior written consent of Participant. Participant hereby consents to the retention by the Seller of City National to act as subservicer hereunder pursuant to the terms of the Subservicing Agreement. No appointment of or delegation to a servicer or subservicer, including City National, shall relieve Seller of its liability and responsibility with respect to servicing and administration of the Mortgage Loans, and Seller shall be responsible for performance of all obligations of Servicer under this Agreement and for all obligations of City National under the Subservicing Agreement.

                           (b)      Servicing Standards and Administration. The
Mortgage Loans shall be administered and serviced consistent with the terms of the Subservicing Agreement, whether or not the Subservicing Agreement is in effect. Seller shall be responsible for the execution of any and all notices, and other acts necessary in connection with the transfer of ownership of the respective Participations to Participant, and its successors and assigns, and for preserving all rights in the Mortgage Loans.

                  3.2      Servicing Compensation.

                           (a)      Compensation.  Neither Seller nor any other
Servicer (including City National) shall be paid any compensation by Participant for servicing Mortgage Loans in consideration of the other agreements between Participant and Seller set forth in the Basic Agreements.

                           (b)      No Other Compensation.  Seller shall bear
for its own account all expenses incurred by it (including by Servicer) in connection with the performance of the obligations of Seller and Servicer under this Agreement, and the Custodian Agreement, and neither Seller nor Servicer shall be entitled to receive or retain any compensation or reimbursement under this Agreement or the Custodian Agreement except as expressly provided herein. Without limitation, Seller shall bear all costs and expenses (whether incurred by it, Servicer or Custodian) in connection with any sale of the Mortgage Loans to an Approved Private Investor.

                  3.3 Application of Mortgagor Payments. Any amounts received by the Participant on account of payments by an Obligor shall be applied first to accrued interest on the Outstanding Participation Purchase Price at the rate set forth in Section 2.1(g) hereof, next to any unreimbursed advances made by Participant with respect to the subject Mortgage Loan, next to the Outstanding Participation Purchase Price and next any excess to the Seller.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

                  4.1 Certain Representations and Warranties of Seller. Seller hereby represents and warrants to Participant, as of the date of each sale of a Participation hereunder, as follows:

                           (a)      As to Seller.

                                    (i)    Seller is a corporation duly
         organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Seller is qualified to do business as a foreign corporation and is in good standing in the jurisdiction in which the Mortgaged Property is located.

                                    (ii)   Seller has full power and authority,
         corporate and otherwise, to execute, deliver, perform and take all actions contemplated by this Agreement, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part. Without limitation of the foregoing, Seller has the power and authority to originate Mortgage Loans, to sell Participations hereunder, and otherwise to transact the business in which it is presently engaged, and Seller has taken all necessary corporate action to authorize such actions. Seller has all licenses, permits and authorizations necessary to originate or acquire the Mortgage Loans, to sell the Participations and otherwise to perform and take all actions contemplated by this Agreement and to carry out its business.

                                    (iii)  This Agreement has been duly and
         validly executed and delivered by Seller. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable rules of equity and any applicable insolvency, bankruptcy, receivership and similar laws and regulations. Neither the sale of Participations nor the other transfers and assignments provided for herein are subject to any bulk transfer or similar statutory provision in effect in any applicable jurisdiction.

                                    (iv)   No approval, order, consent,
         authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority is or will be necessary or advisable in connection with the execution and delivery of this Agreement, consummation by Seller or the transactions herein contemplated, or if any such is required, it has been obtained and is in full force and effect.

                                    (v)  Neither the execution and delivery of
         this Agreement, nor consummation of the transactions herein contemplated, nor performance of or compliance with the terms and conditions hereof does or will (a) violate or conflict with any law; or
         (b) violate, conflict with or result in a breach of any term or condition or, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, (I) the certificate of incorporation or by-laws (or other constituent documents) of Seller; or (II) any agreement or instrument to which Seller is a party or by which it or any of its properties may be subject or bound.

                           (b)      Title, etc.  Seller has good and marketable
title to the Mortgage Loan relating to each such Participation, free and clear of all Liens (other than the interest of Participant under its Participation). Immediately upon the Settlement Date, Participant shall be the owner of and have good and marketable title to such Participation, free and clear of any Lien (other than Liens created by, through or under Participant).

                           (c)      Enforceability.  The Mortgage Loan relating
to each such Participation has been fully advanced to the Obligors and is evidenced by Mortgage Documents which have been duly executed and delivered and, where applicable, acknowledged, by the Obligors. The Mortgage Loan and such Mortgage Documents constitute the legal, valid and binding obligations of the Obligors, enforceable against the Obligors in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies. Such Mortgage Loan is not limited by the terms of the respective Mortgage Documents as to the personal liability of any Obligor, and if executed by more than one Obligor, the liability of each Obligor is primary, joint and several.

                           (d)      Transmittal Schedule; Compliance with Law,
Underwriting Standards, etc. The information set forth in the Transmittal Schedule about the Mortgage Loan related to such Participation is true and correct and complies with the provisions of this Agreement. Such Mortgage Loan, and the sale of the Participation therein to Seller, complies with all applicable laws, and meets all of the criteria established by any applicable Approved Private Investor. In addition, such Mortgage Loan complies with all underwriting standards previously delivered in writing by Seller to Participant, and complies with the following additional requirements: (i) the Mortgaged Property consists of a single parcel of real property with a detached single family residence erected thereon, or a two to four family residential dwelling or an individual condominium unit; provided, however, that the Mortgaged Property does not consist of a manufactured home or mobile home or the land on which the same has been placed; (ii) no selection procedures adverse to Participant were used in Seller's determination to offer the Participation in such Mortgage Loan; (iii) such Mortgage Loan is an amount not exceeding ***; (iv) such Mortgage Loan does not have a loan to value ratio greater than ***, (v) the interest rate on such Mortgage Loan is not materially greater or less than the interest rate charged by institutional lenders upon mortgage loans of like type and size, secured by similar property and originated in the same geographic area; (vi) such Mortgage Loan matures not more than 30 years from the date of origination; and (vii) the Obligor's Fico Score is greater than or equal to ***, provided, however, an Obligor's Fico Score may be between *** and *** if the principal of the subject Mortgage Loan, when added to the principal of all other Mortgage Loans as to which the Obligor's Fico Score was less than ***, does not exceed 5% of the Participation Portfolio Balance (in the event any Mortgage Loan has more than one Obligor, the relevant Fico Score for the purposes of the foregoing analysis shall be the score of the primary wage earner).

                           (e)      Mortgage.  Each Mortgage constitutes a valid
first or second lien with respect to the Mortgaged Property and has been properly acknowledged and recorded (or submitted for recordation) in the public real property records of the jurisdiction in which the Mortgaged Property is situate. There are no delinquent taxes, assessments, mechanic's liens or the like encumbering the Mortgaged Property. To the extent required pursuant to underwriting guidelines of any applicable Approved Private Investor or the Participant, such Mortgage Loan is insured by a paid-up mortgagee's title insurance policy issued to Seller by a substantial and reputable title insurance company, which policy includes assignees of such Mortgage Loan as an insured thereunder, in an amount at least equal to the original principal amount of the Mortgage Loan, which insures that the attendant Mortgage Loan constitutes a valid first or second mortgage lien on the Mortgaged Property.

                           (f)      Hazard and Flood Insurance.  The
improvements constructed on the Mortgaged Property are insured against fire and extended coverage hazards (a "Hazard Insurance Policy", as further defined herein) by a substantial and reputable insurance company, and if required by law or applicable underwriting standards, are also insured against flood hazards (a "Flood Insurance Policy," as further defined herein), in each case with a substantial and reputable insurance company, with a standard mortgagee's endorsement in favor of Seller and its assigns (which shall, among other things, provide that such insurance is not invalidated by acts of Obligor), in an amount at least equal to the amounts required under the Subservicing Agreement.

                           (g)      Intentionally Deleted.


***OMITTED PURSUANT TO A CONFIDENTIAL
   TREATMENT REQUEST AND FILED SEPARATELY
   WITH THE COMMISSION

                           (h)      Current Payments; Absence of Defaults.  The
Mortgage Loan related to such Participation is current as to the scheduled payments to be made by the Obligor thereunder. There is no material default under the Mortgage Documents, and the Mortgage Loan is not subject to any pending action or proceeding which may adversely affect the title to or the interest of Participant in such Mortgage Loan.

                           (i)      Documents.  Seller has in its possession
(or has delivered to the Custodian or Participant) the Initial Credit File and all Mortgage Documents and other records required to be maintained for such Mortgage Loan under applicable law. Seller has no knowledge that any Obligor's financial condition or that of any guarantor or insurer, is not as described in the Initial Credit File relating to each Mortgage Loan.

                           (j)      Improvements.  The improvements constructed
on the Mortgaged Property secured by each Mortgage are free of substantial damage and are in good repair.

                           (k)      Commitment.  Seller has obtained (or will
obtain within 150 days of the date of purchase of the Participation) with respect to the Mortgage Loan related to such Participation a Commitment from an Approved Private Investor to purchase from Seller such Mortgage Loan within a period of not more than one hundred eighty (180) days from the Settlement Date. Such Commitment provides (or will provide) for the Approved Private Investor to purchase such Mortgage Loan at a price at least equal to the Regular Repurchase Price. Such Commitment is or will be subject only to conditions customarily found in mortgage loan purchase commitments utilized in the secondary mortgage market, and such Mortgage Loan (including all related Mortgage Documents) complies with all conditions for sale pursuant to such Commitment. Seller knows of no reason why the sale will not be timely consummated pursuant to the Commitment.

                           (l)      Pool Limit and Wet Loan Limit.  The purchase
of such Participation by Participant shall not cause the aggregate unpaid principal amount of (i) Mortgage Loans outstanding on the date of such purchase, together with the aggregate unpaid principal amount of all Mortgage Loans in which Participations are to be purchased on the date of such purchase, to exceed the Pool Limit, or (ii) Wet Loans outstanding on the date of such purchase, together with the aggregate unpaid principal amount of all Wet Loans in which

Participations are to be purchased on the date of such purchase to exceed the following percentages of total principal outstanding on all Mortgage Loans in which Participant owns or will purchase a Participation hereunder:

                             *** of the first ***
                             *** of the next  ***
                             *** of the next  ***
                             *** of the next  ***
                             *** of any excess


***OMITTED PURSUANT TO A CONFIDENTIAL
   TREATMENT REQUEST AND FILED SEPARATELY
   WITH THE COMMISSION

                  4.2      Certain Presumptions.

                           (a)      Early Payment Default.  In any litigation
Over whether Seller has breached the representation and warranty described in
Section 4.1(d) hereof, if the Obligor defaults in the timely payment of the first installment of principal and interest due after purchase of the Participation, Seller shall have the burden of proving that it did not breach such representation and warranty. (Timely payment of the first installment by the Obligor shall not, however, give rise to any presumption that Seller did not breach such representation and warranty).

                           (b)      Failure to Sell Pursuant to Commitment.  In
any litigation over whether Seller has breached the representation and warranty described in Section 4.1(k) hereof, if the Approved Private Investor has failed to purchase the Mortgage Loan pursuant to the Commitment as contemplated herein within 180 days after purchase of the Participation, Seller shall have the burden of proving that it did not breach such representation and warranty. (Timely purchase of a Mortgage Loan by the Approved Private Investor shall not, however, give rise to any presumption that Seller did not breach such representation and warranty).

                  4.3 Repurchase Obligation. If any material representation or warranty of Seller set forth in this Article IV made or deemed to be made in connection with any sale of any Participation is untrue or incorrect in any respect when made or deemed to have been made or if any Mortgage Loan is or becomes more than sixty (60) days past due on account of any scheduled payment or if an Approved Private Investor has failed to purchase any Mortgage Loan within one hundred eighty (180) days, then, in addition to all other rights and remedies which Participant may have hereunder, at law, in equity or otherwise, Participant may at any time and from time to time, by notice to Seller, require Seller, and Seller shall have the obligation immediately to repurchase such Participation, for cash in immediately available funds, at the Regular Repurchase Price of the Participation as of the date of purchase.

                                   ARTICLE V.
                               SELLER'S COVENANTS

                  5.1 Maintenance of Books and Records. Seller will maintain, in accordance with GAAP, accurate records and books of account showing, among other things, all transactions relating to all Mortgage Loans in which Participant purchases or agrees to purchase a Participation. Without limiting the foregoing, Seller and Participant agree that Participant is purchasing the entire beneficial interest in each Mortgage Loan in which a 100% Participation is purchased hereunder, and each shall show Seller's purchase of a 100% Participation in a Mortgage Loan as a purchase by Participant and a sale by Seller of the entire Mortgage Loan in question, and after such purchase and sale Seller shall not carry any Mortgage Loan as an asset on its balance sheet. Seller hereby grants to Participant the right to call at Seller's places of business during regular business hours, at intervals to be determined by Participant, and, without hindrance or delay, to inspect, audit, check, and make extracts and copies from the books, records, journals, orders, receipts, correspondence and other data relating to the Mortgage Loans.

                  5.2      Financial Statements, Reports.

                           (a)      Seller will furnish Participant, within
sixty (60) days after the close of each quarterly period of its fiscal year, a copy of its quarterly financial statements, including balance sheets and profit and loss statements reflecting the financial condition of Seller at the end of each such respective period and the results of its operations during each such period, and for the fiscal year to date, with a certification by the chief executive officer and chief financial officer of Seller that the statements present fairly the financial condition of such Seller at the end of such period and the results of its operations during such period in accordance with generally accepted accounting principles consistently applied, subject to audit and ordinary year-end adjustments and without footnote disclosure.

                           (b)      Seller will furnish Participant, within one
hundred twenty (120) days after the close of each fiscal year of Seller, audited financial statements together with a full and complete signed copy of the audit opinion prepared in accordance with generally accepted auditing standards by certified public accountants acceptable to the Participant, together with balance sheets as at the end of such year and detailed statements of profit and loss and sources and uses of funds reflecting operations during such year, and a complete copy of the management letter delivered to Seller by its auditors in connection with such audit.

                           (c)      Intentionally Omitted.

                           (d)      Seller will promptly, from time to time, on
request, deliver to Participant copies of all reports, returns and other documents filed with any Federal, State of local regulatory agencies and provide such other information regarding the operations, business, affairs, financial condition, commitments and contingencies of Seller as Participant may reasonably request.

                           (e)      On or before the earlier of the dates each
respective return or amended return is filed or is required to be filed, Seller shall have delivered to the Participant complete copies of its U.S. federal income tax return (with all schedules) for the year covered thereby.

                           (f)      On or before the date that quarterly and
annual financial statements are due to Participant under this Section, a Compliance Certificate, executed by the chief financial officer of the Seller, in form acceptable to Participant, showing the Seller's compliance or describing the nature of the Seller's noncompliance with Seller's obligations under this Agreement and the Custodian Agreement.

                           (g)      Seller shall provide Participant, from time
to time upon Participant's request, such additional financial information as Participant may request.

                  5.3 Existence, Properties, Etc. Seller will do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its existence and its qualification to do business and good standing in each jurisdiction in which such qualification is necessary for the proper conduct of its business, and conduct and operate its business in substantially the manner in which same is presently conducted and operated; at all times maintain, preserve and protect all material property and contract rights belonging to Seller; preserve the condition of all property useful in the conduct of its business and keep the same in good repair, working order and condition (reasonable wear and tear excepted) and from time to time make, or cause to be made, all repairs, renewals, replacements, betterments and improvements thereto, to the extent that the same are necessary for the proper and advantageous conduct of its business; and comply with all present and future regulatory and other laws applicable to it in the operation of its businesses, and with all material agreements to which it is subject.

                  5.4      Fidelity Bond Coverage; Insurance.

                           (a)      Seller shall comply with its obligations
under the Custodian Agreement regarding insurance, fidelity bond coverage and errors and omissions insurance.

                           (b)      Without limiting the foregoing, Seller shall
maintain in force, at all times that any of the Basic Agreements is in force, a fidelity bond or policy or policies of fidelity bond coverage and errors and omissions coverage, in an aggregate amount at least equal to the amount required under similar circumstances for seller/servicers with similar characteristics by FNMA, insuring Seller and Participant and their successors and assigns from and against all items of loss, fraud, theft and the like as are customarily covered by mortgage banker and mortgage broker fidelity bonds. The issuer or issuers of the fidelity bond coverage and the terms and amounts of the fidelity bond coverage and the issuer of the errors and omissions coverage and the terms and conditions of the errors and omissions coverage (including without limitation the amount or amounts of any deductibles) shall at all times be acceptable to Participant.

                           (c)      Seller agrees (1) to notify Participant in
writing prior to any change in fidelity bond or insurance coverage which would cause such insurance to not meet the requirements of this Agreement; and (2) to provide Participant complete copies of all fidelity bonds and insurance policies, with all endorsements.

                           (d)      All fidelity bonds and similar insurance
coverages shall be endorsed to cover the interest of Participant, and its successor and assigns, and Seller shall cause the issuers of all such coverages, or their authorized agents, to deliver to Participant from time to time, without need of special request by Participant, a current certificate or certificates of such coverage, stating the effective period for such coverage, addressed to Participant, and providing that such coverage shall not be canceled without at least thirty (30) days' prior written notice to Participant.

                  5.5 Financial Covenants. Seller shall comply with the following at the respective times indicated and thereafter at all times that Participant shall own any Participations:

                           (a)      Seller shall at all times be in compliance
with the financial covenants contained in the Subordinated Debt Indenture.

                           (b)      Seller shall not have outstanding at any
time any debt obligations which are not subordinated in payment to Seller's obligations to Participant under this Agreement, except Permitted Debt.

                  5.6      Intentionally Omitted.

                  5.7 Notice of Default. If the chief executive officer, chief operating officer or chief financial officer of Seller knows of any Event of Purchase Termination under this Agreement or any breach by Seller of any of its obligations to Participant under any of the Basic Agreements, Seller will immediately furnish to Participant a written statement as to such event or occurrence, specifying the nature and extent thereof.

                  5.8 Changes. Seller will immediately notify Participant of any and all proposed material changes in its business practices or properties and of any change in the officers or directors of Seller.

                  5.9 Further Assurances. From time to time, upon the written reasonable request of Participant, Seller will do, execute, acknowledge and deliver or cause or be done, executed, acknowledged and delivered, all such further acts, deeds, instruments, transfers, powers of attorney or assurances as may be required in connection with the transactions contemplated by this Agreement or any of the other Basic Agreements.

                  5.10 Authorization to Accountants. Seller hereby irrevocably authorizes all accountants and auditors employed by Seller at any time while there are any sums owed to Participant during the term of this Agreement, and thereafter until all of the obligations of Seller hereunder or under the Custodian Agreement have been fully performed and discharged, to cooperate with Participant and to exhibit and deliver to Participant copies of Seller's financial statements, tax returns, trial balances, or other accounting or tax records or other information of any sort which may be in their possession, all at Seller's expense.

                  5.11 Computer Records. Seller hereby irrevocably authorizes all of Seller's data processors, computer service bureaus or companies (if any) to give Participant full access to and to deliver to Participant, at Seller's expense, printouts and all information respecting any and all financial records now or hereafter maintained by the same for Seller.

                  5.12 Visitation. Seller shall permit such person as the Participant may designate to visit and inspect any of the properties of the Seller and the subsidiaries, to examine Seller's books and records and take copies and extracts therefrom and to discuss their respective affairs with Seller's officers and employees, at such times and as often as the Participant may reasonably request. Seller hereby authorizes such officers and employees to discuss with the Participant the affairs of Seller and any subsidiaries.

                  5.13 Notice of Material Proceedings. Promptly upon becoming aware thereof, Seller shall give the Participant notice of the commencement, existence or threat of any action or proceeding by or before any governmental authority against or affecting Seller or any Affiliate which, if adversely decided, would have a material adverse effect on the business, operations, properties or financial condition of Seller or on the ability of Seller to perform its obligations under this Agreement or any of the other Basic Agreements.

                  5.14 Statements Not Misleading, etc. Seller will not knowingly, after reasonable inquiry, furnish Participant any certificate or other document that contains any untrue statement of material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it is furnished.

                  5.15     Intentionally Omitted.

                  5.16 Disposition of Interests in and Indebtedness of Subsidiaries or Owned Partnerships. Seller will not directly or indirectly sell, pledge or otherwise dispose of, or part with control of, any shares of capital stock of a subsidiary or the ownership interest in any partnership, joint venture or other Person which is majority owned or controlled at any time hereafter by Seller ("Majority Owned Subsidiary") or any indebtedness of a Majority Owned Subsidiary.

                  5.17 Payment of Participant's Expenses. Seller shall pay and reimburse Participant, on demand, for any out-of-pocket expenses (other than salary or overhead expenses) which Participant may pay or be obligated to pay now or hereafter in connection with the negotiation, administration or amendment of, or enforcement of Participant's rights under this Agreement, the Custodian Agreement or the Bailment Agreement, including without limitation, the fees and disbursements of Participant's legal counsel.

                  5.18 Exclusivity and Right of First Refusal. During the term of this Agreement (including any extensions) Seller shall not finance any mortgage loan nor sell participations in any mortgage loan (other than to Participant) unless (a) at the time of such financing and/or sale of a participation, the Participation Portfolio Balance equals or exceeds the Pool Limit, (b) the Seller has requested that the Participant increase the Pool Limit by an amount sufficient to allow for the purchase by the Participant of a Participation in such mortgage loan without exceeding the Pool Limit and Participant has declined to grant such increase, and (c) Seller has provided Participant with at least five (5) Business Days prior written notice of the material terms of any such financing or participation sale and the Participant has failed, within the said five (5) Business Day period to provide the Seller with a commitment to match such material terms.

                                   ARTICLE VI.

                          EVENT OF PURCHASE TERMINATION

                  6.1 Events of Purchase Termination. An Event of Purchase Termination shall mean the occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by law):

                          (a)      Seller (or any Servicer to which Seller
assigns, transfers or sub- services the performance of any Servicer functions, other than the Participant) shall default in the performance of any covenant contained herein provided, as to any default of any covenant not involving the payment of money, the Participant shall have given the Seller ten (10) days written notice of and opportunity to cure such default.

                           (b)     Any representation or warranty made by
Seller hereunder shall prove to have been untrue in any material respect as of the time when made or deemed made; or any statement made by Seller in any report, notice or document to Participant is untrue in any material respect and Participant shall have given Seller ten (10) days written notice of and opportunity to cure such default.

                           (c)     (i) Seller shall, or shall purport to,
delegate or subcontract its servicing function as to any Mortgage Loan to any Person, except a Servicer permitted in accordance with the provisions of this Agreement; or (ii) any Mortgage Insurance Policy, Flood Insurance Policy, Hazard Insurance Policy or title insurance policy with respect to a given Mortgage Loan lapses, becomes void or coverage under such policy is terminated as a result of the act or omission of Seller provided, as to (ii) only, Participant shall have given Seller ten (10) days written notice of and opportunity to cure such default.

                           (d)     A Governmental Authority shall issue a cease
and desist order or its equivalent against Seller, Servicer (other than the Participant), any Affiliate of the foregoing, or any directors or officers involving the safety, soundness or financial viability of Seller, Servicer (other than the Participant) or such Affiliate;

                           (e)     A material adverse change shall have occurred
in the business, operations, condition (financial or otherwise) or prospects of Seller, Servicer (other than the Participant) or any Affiliate of either of them; or Seller or Servicer (other than the Participant) shall become, in the judgment of Participant, unable to perform its obligations hereunder in a satisfactory manner;

                           (f)      An Approved Private Investor fails to
purchase a Mortgage Loan in accordance with the terms hereof within one hundred eighty (180) days of the purchase of the Participation in such Mortgage Loan (whether or not such failure was in breach of the Commitment) and the Seller shall fail to repurchase such Mortgage Loan within fifteen (15) days thereafter;

                           (g)      Any creditor of Seller declares, or becomes
entitled to declare, any indebtedness of Seller or any Affiliate in an aggregate amount in excess of $1,000,000 to be due and payable prior to its expressed maturity, or any such indebtedness becomes due by its terms and shall not be promptly paid or extended; or Seller shall breach any material contract (now existing or hereafter existing) to which it is a party under which it is obligated to sell mortgage loans to, or service mortgage loans for, another Person;

                           (h)      Any creditor of Seller or of any Affiliate
of Seller issues or obtains issuance of execution in a sum in excess of $500,000 against Seller or any Affiliate or any of their assets or properties;

                           (i)      A Proceeding shall have been instituted in
respect of Seller or any Affiliate or either of them which, if adversely instituted, shall either (x) result in the entry of an order granting relief against Seller or such Affiliate or (y) shall not have been dismissed in favor of Seller or such Affiliate within 90 days of its filing: (i) seeking to have an order for relief entered in respect of such Person, or seeking a declaration or entering a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding up, charter revocation or forfeiture, liquidation, reorganization or other similar relief with respect to such Person under any law relating to bankruptcy, insolvency, receivership, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or hereafter in effect; or (ii) seeking appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for such Person or for all or any substantial part of its property provided the foregoing shall not apply to the dissolution of any nonoperating Affiliate;

                           (j)      Seller shall become insolvent or shall fail
to pay, become unable to pay, or state that it is or will be unable to pay, its debts as they become due; or Seller or any Affiliate shall: (i) voluntarily suspend transaction of its business; (ii) make a general assignment for the benefit of creditors; (iii) institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 6.1(i)(i) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; (iv) institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 6.1(i) or (ii) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its property; (v) dissolve, wind up, revoke or forfeit its charter (or other constituent documents) or liquidate itself or any substantial party of its property; or (vi) take any action in furtherance of any of the foregoing, provided the foregoing shall not apply to the dissolution of any nonoperating affiliate;

                           (k)      A Change of Control shall occur;

                           (l)      The fidelity bond coverage and errors and
omissions coverage required hereunder shall at any time cease to be in force, or Seller shall in any respect fail to comply with its obligations under this Agreement in relation to fidelity bond or other insurance coverage;

                           (m)      There shall occur any default by Seller
under the Flow Agreement or the Subordinated Debt Indenture;

                           (n)      Any Event of Servicing Termination shall
occur;

                           (o)      The board of directors of the Seller shall
fail to include at least one (1) nominee of Sovereign Bancorp, Inc. for a period in excess of ten (10) Business Days unless (i) Sovereign Bancorp, Inc. has consented in writing or (ii) such failure is due to a voluntary act by Sovereign Bancorp, Inc.

                  6.2 Participant's Rights. If any Event of Purchase Termination shall occur, then, upon receipt by the Seller of notice of the occurrence of the Event of Purchase Termination (the "Purchase Termination Notice") in addition to all other rights and remedies which Participant may have hereunder, or otherwise at law, in equity or otherwise:

                           (a)      Participant's commitments hereunder shall no
longer be in force, and Participant may exercise any or all of the remedies available to Participant hereunder or under the Basic Agreements. Without limiting the foregoing, Participant shall have no further obligation to purchase any mortgage loans, or to fund any purchase;

                           (b)      Participant shall also be entitled to set
off any sums of Seller held by Participant or any debts owed to Seller by Participant against any obligations owed to Participant by Seller.

                  If any Event of Purchase Termination shall occur, Participant agrees to continue to take any actions required of it under the Basic Agreements to facilitate Seller's sale to an Investor of any Mortgage Loans in which Participant shall have purchased a Participation, provided, however, that Participant shall only be obligated to do so to facilitate a sale to an Approved Private Investor on the purchase terms and conditions on which Participant's Participation purchase was based, and further provided, that such actions shall not expose Participant to liability or claims of liability to Seller or any third person.

                  6.3      Termination of Servicing.

                           (a)      Upon the occurrence of an Event of
Servicing Termination, Participant shall have the right, from time to time, immediately upon notice to Seller, to terminate Seller's servicing (and the Subservicing Agreement, if necessary, as it relates to Mortgage Loans) in favor of Participant, or transfer servicing to any third party, with respect to any one or more or all of the Mortgage Loans in which Participant shall have purchased a 100% Participation in which case Participant or Participant's designee may charge its customary servicing fee which fee shall be paid by the Seller. An "Event of Servicing Termination" shall mean (i) any breach by the Seller or Servicer (including City National) of the provisions of Article III hereof, (ii) any "Event of Purchase Termination", or (iii) any breach or termination of the Subservicing Agreement.

                           (b)      Upon a termination or transfer of servicing
for any one or more Mortgage Loans:

                                    (i)   Seller shall immediately take all such
         actions and execute, acknowledge and deliver in recordable form such documents and instruments as Participant may reasonably request to evidence the transfer to Participant of legal title to each Mortgage Loan as to which servicing has been terminated or transferred;

                                    (ii)  Seller shall cooperate fully with
         Participant or any third party servicer, at Seller's expense, including without limitation by providing such documents and information as Participant or such third party may reasonably request and providing such notices to mortgagors and third parties as Participant or such third party may reasonably request.

                           Whenever servicing of a Mortgage Loan has been
terminated or transferred, and at all times thereafter, Seller shall hold for Participant as trustee, and shall pay over to Participant or its designee immediately upon receipt, in the form received, any monies, checks, items of payment, instruments, notices and other documents which may come into Seller's possession with respect to such Mortgage Loan. Termination of servicing shall not affect any other rights or remedies of the parties hereto.

                                  ARTICLE VII.

                                  MISCELLANEOUS

                  7.1 Notices. Except to the extent otherwise expressly permitted hereunder, all notices, requests, demands, directions and other communications (collectively, "Notices") under this Agreement shall be sent by nationally recognized overnight courier, or by telex or telecopier (with confirmation in writing), or by machine readable electronic transmission, or by personal delivery. All notices shall be sent to the applicable party at the address provided therefore from time to time, in all cases with postage or other charges prepaid. Any such properly given notice shall be effective on the earliest to occur of receipt, telephone confirmation of receipt of telexed or telecopied communication or one
(1) Business Day after delivery to a nationally recognized overnight courier.

                  7.2 No Partnership. Neither the execution of this Agreement, the sharing in the sales proceeds of the Mortgage Loans nor any agreement to share in any other profit, loss, income or expense arising as a result of the transactions contemplated by this Agreement shall be construed to be or to create, any partnership, joint venture, or other joint enterprise or joint adventure between Seller and Participant.

                  7.3 Assignment. This Agreement shall be binding upon and shall inure to the benefit of Seller, Participant and their respective successors and permitted assigns. Seller may not sell, pledge, assign or otherwise transfer any of its rights under this Agreement, and any such purported transfer shall be void. Participant may from time to time sell, pledge, assign or otherwise transfer Participations purchased hereunder provided, Participant may not assign rights hereunder if the effect of any such assignment, when combined with any prior assignments, would be to create obligations hereunder on the part of the Seller to more than five (5) Persons.

                  7.4      Indemnity.

                           (a)      Seller, on the one hand, and Participant, on
the other hand each for itself and its successors (herein, each an "Indemnifying Person") hereby agrees to reimburse and indemnify and upon request, defend the other, its Affiliates, and their respective directors, officers, employees and agents, and their respective heirs, personal representatives, successors and assigns of the foregoing (herein, each an "Indemnified Person") from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatever (including, without limitation, the fees and disbursements of counsel in connection with the investigative, administrative or judicial proceedings commenced or threatened, whether or not such Indemnified Person is a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Person as a result of, or arising out of any breach of a representation, warranty, covenant, agreement or duty under or in connection with this Agreement or the Custodian Agreement by an Indemnifying Person. The obligations of each Indemnifying Person under this Section shall survive the termination of this Agreement.

                           (b)      If any action, claim or proceeding shall be
brought or asserted against any Indemnified Person in respect of which indemnity may be sought under this Agreement from an Indemnifying Person, the Indemnified Person shall give prompt written notice of such action, claim or proceeding to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all of such counsel's fees and expenses (it being understood and agreed that such counsel's fees and expenses are an indemnifiable loss under this Agreement) provided that any delay or failure to so notify the Indemnifying Person of its obligations hereunder shall release the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. Any such notice shall refer to this Section of this Agreement and shall state that the Indemnified Person may undertake the defense of the applicable action, claim or proceeding (herein, a "Proceeding"), unless it is assumed by the Indemnifying Person within fifteen (15) Business Days after the date it receives such notice. The Indemnifying Person will keep the Indemnified Person advised as to all material developments in connection with any Proceeding, including, but not limited to, promptly furnishing to the Indemnified Person copies of all documents filed or served in connection therewith. The Indemnified Person shall have the right to employ one separate counsel per jurisdiction in any Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that the representation by the same counsel is inappropriate due to actual or potential differing interests between them. In the event that the Indemnifying Person, within fifteen (15) Business Days after receiving written notice of any Proceeding fails to assume the defense thereof, the Indemnified Person shall have the right, subject to the further provisions hereof, to undertake the defense, compromise or settlement of such Proceeding for the account of the Indemnifying Person. Anything in this Section notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any action or claim or consent to the entry of any judgment if such settlement, compromise or judgment requires anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior written consent, settle or compromise any Proceeding or consent to the entry of any judgment that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such Proceeding. As a condition to asserting any rights as an Indemnified
Person claiming by virtue of its relationship with the Participant, such Indemnified Person must appoint the Participant as its sole agent for all matters relating to any claim hereunder.

                  7.5 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

                  7.6 Entire Agreement Relationship of Basic Agreements. This Agreement together with the other Basic Agreements constitute the entire agreement of the parties hereto with respect to their subject matter, and the Basic Agreements supersede all prior and contemporaneous understandings and agreements, whether written or oral, between the parties hereto relating to the transactions provided for herein. Any provision of the Custodian Agreement shall control to the extent it affects the rights or obligations of the Custodian. Otherwise, to the extent of any conflict between this Agreement and any other Basic Agreement, this Agreement shall control.

                  7.7 Amendments; No Implied Waiver; Cumulative Remedies. No amendments, modification or waiver of any provision of this Agreement, nor any consent to any departure by Seller or Participant from any provision of this Agreement, shall in any event be effective unless the same shall be in writing and executed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specified instance and for the purpose for which given. No course of dealing and no delay or failure by Participant or Seller in exercising any right, power or privilege under this Agreement shall affect any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of Participant and Seller under this Agreement are cumulative and not exclusive of any right or remedies which it may otherwise have hereunder, under the Custodian Agreement, at law, in equity or otherwise.

                  7.8 Jurisdictional Consent. In any litigation arising out of or relating to the Basic Agreements, Seller hereby consents to the personal jurisdiction of the Courts of the Commonwealth of Pennsylvania and/or the Federal Courts of the Commonwealth of Pennsylvania.

                  7.9 Survival. All representations, warranties, covenants, agreements and duties of Seller contained herein or made in connection herewith shall survive the making of, and shall not be waived by the execution and delivery of, any Transmittal Schedule or Participation Certificate, any investigation by or knowledge of Participant, the purchase of any Participation, or any other event of condition whatever.

                  7.10 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

                  7.12 Expenses. Without limitation of any other provision hereof, Seller shall pay and save Participant harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to fees and expenses of counsel) incurred by Participant from time to time arising from the enforcement or preservation of rights under this Agreement or the Custodian Agreement (including but not limited to the collection or enforcement of any amount owing hereunder by Seller, and any litigation, proceeding, dispute, or work-out related to this Agreement or the Custodian Agreement).


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


                  7.13 Further Assurances. Seller shall perform such other duties, furnish such reports, and execute such other documents (including but not limited to precautionary financing statements) and provide such other and further assurances in connection with this Agreement as Participant from time to time may reasonably request.

                  7.14 Security Interest Grant and Priority. Seller hereby grants to the Participant a security interest in all Mortgage Loans and all accounts, instruments, general intangibles, deposits, books and records relating to Mortgage Loans and in the Subservicing Agreement. Such security interest shall secure all obligations of the Seller to the Participant hereunder and shall, at all times, be senior in priority to any other liens on such property. Seller shall, from time to time, execute such additional documents, including Uniform Commercial Code financing statements, as Participant may reasonably request for the purpose of effecting or perfecting the security interest granted herein.

                  7.15 Liability Limitation. Notwithstanding any other term or provision hereof, the monetary obligations of the Seller to the Participant created hereunder shall not exceed, at any point in time, (a) 120% of the principal amount of all Mortgage Loans outstanding at the time of payment of such obligations, minus (b) an amount equal to the greater of (i) $0, and (ii) any amounts previously paid by the Seller to the Participant (other than remittance of funds held in trust by the Seller for the Participant) pursuant hereto on account of any individual Mortgage Loan, minus 120% of the principal amount of such individual Mortgage Loan on the date of such previous payment. The foregoing limitation shall not apply to (x) any obligation of the Seller (or Servicer) to remit funds held in trust, or (y) any obligation arising out of the Seller's bad faith failure to perform or observe any term, condition or covenant hereof.

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

                               MEGO MORTGAGE CORPORATION

                               By    /s/ Jeffrey S. Moore
                                 -------------------------------------
                                         JEFFREY S. MOORE

                               Attest:   /s/ James L. Belter
                                      --------------------------------
                                             JAMES L. BELTER

                               SOVEREIGN BANK

                               By  /s/ Jay S. Sidhu
                                 -------------------------------------
                                       JAY S. SIDHU


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



                                   EXHIBIT "A"

                        FORM OF PARTICIPATION CERTIFICATE


No. ________

                            PARTICIPATION CERTIFICATE

                  This certifies that ______________________________ ("Seller")
has sold, assigned, transferred and conveyed to SOVEREIGN BANK ("Participant"), upon the representations and warranties set forth in the Participation Agreement referred to below, Participations representing 100% undivided beneficial ownership interests in the Mortgage Loans described in the Annex A hereto.

                  Reference is hereby made to the Participation Agreement dated as of June 29, 1998 between Seller and Participant (as amended, modified or supplemented from time to time, the "Participation Agreement"). Capitalized terms used herein and not otherwise defined have the meanings given them in the Participation Agreement. The rights and obligations of Participant and Seller with respect to this Participation Certificate and the Participations evidenced hereby are governed by such Participation Agreement.

                  WITNESS the due execution hereof as of ______________, 19___.

                                         [SELLER]


                                         By:
                                             -------------------------------
                                         Title:
                                               -----------------------------



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